Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6229

(Name, address and telephone number of agent for service)

MGM RESORTS INTERNATIONAL *

(Issuer with respect to the Securities)

Delaware	88-0215232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

Guarantees of Debt Securities

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
550 Leasing Company II, LLC	Nevada	27-2301518
AC Holding Corp.	Nevada	88-0220212
AC Holding Corp. II	Nevada	88-0220229
Arena Land Holdings, LLC	Nevada	80-0935801
Aria Resort & Casino, LLC	Nevada	20-5396350
Beau Rivage Resorts, LLC	Mississippi	81-1177162
Bellagio, LLC, dba Bellagio	Nevada	94-3373852
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas	Nevada	88-0191825
CityCenter Facilities Management, LLC	Nevada	27-3246985
CityCenter Realty Corporation	Nevada	20-5106648
CityCenter Retail Holdings Management, LLC	Nevada	74-3242574
Destron, Inc.	Nevada	88-0234293
Diamond Gold, Inc.	Nevada	88-0242688
Gold Strike L.V.	Nevada	88-0343891
Grand Garden Arena Management, LLC	Nevada	47-1783973
Grand Laundry, Inc.	Nevada	88-0298834
Las Vegas Arena Management, LLC	Nevada	47-1343574
LV Concrete Corp.	Nevada	88-0337406
MAC, Corp.	New Jersey	22-3424950
Mandalay Bay, LLC	Nevada	88-0384693
Mandalay Employment, LLC	Nevada	26-2196014
Mandalay Place, LLC	Nevada	88-0383769
Mandalay Resort Group	Nevada	88-0121916
Marina District Development Company, LLC, dba The Borgata Hotel Casino & Spa	New Jersey	22-3598642
Marina District Development Holding Co., LLC	New Jersey	22-3767831
Metropolitan Marketing, LLC	Nevada	22-3756320
MGM CC, LLC	Nevada	47-5658144
MGM Elgin Sub, Inc.	Nevada	47-5678462
MGM Grand Condominiums, LLC	Nevada	55-0806676
MGM Grand Condominiums II, LLC	Nevada	20-2116101
MGM Grand Condominiums III, LLC	Nevada	05-0627790
MGM Grand Detroit, Inc.	Delaware	91-1829051
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	94-3373856
MGM Hospitality, LLC	Nevada	20-8588249
MGM International, LLC	Nevada	20-5581298
MGM Lessee, LLC	Delaware	81-1191134
MGM Public Policy, LLC	Nevada	47-1756597
MGM Resorts Advertising, Inc.	Nevada	88-0162200
MGM Resorts Arena Holdings, LLC	Nevada	80-0934685
MGM Resorts Aviation Corp.	Nevada	88-0173596
MGM Resorts Corporate Services	Nevada	88-0225681
MGM Resorts Design & Development	Nevada	88-0406202
MGM Resorts Development, LLC	Nevada	88-0368826
MGM Resorts Festival Grounds, LLC	Nevada	90-0989374
MGM Resorts Festival Grounds II, LLC	Nevada	46-5544886
MGM Resorts Global Development, LLC	Nevada	26-3463682
MGM Resorts Interactive, LLC	Nevada	45-3690532
MGM Resorts International Marketing, Inc.	Nevada	86-0868640
MGM Resorts International Operations, Inc.	Nevada	88-0471660
MGM Resorts Land Holdings, LLC	Nevada	51-0649237

MGM Resorts Manufacturing Corp.	Nevada	88-0195439
MGM Resorts Mississippi, LLC	Mississippi	64-0831942
MGM Resorts Regional Operations, LLC	Nevada	47-1729937
MGM Resorts Retail	Nevada	88-0385232
MGM Resorts Sub 1, LLC	Nevada	47-1743577
MGM Resorts Sub A, LLC	Nevada	82-4505598
MGM Resorts Sub B, LLC	Nevada	82-4515273
MGM Resorts Venue Management, LLC	Nevada	47-1795517
MGM Springfield, LLC	Massachusetts	45-4315066
MH, Inc., dba Shadow Creek	Nevada	88-0245162
M.I.R. Travel	Nevada	88-0276369
Mirage Laundry Services Corp.	Nevada	88-0287118
Mirage Resorts, LLC	Nevada	88-0058016
MMNY Land Company, Inc.	New York	33-1043606
M.S.E. Investments, Incorporated	Nevada	88-0142077
Nevada Landing Partnership	Illinois	88-0311065
New Castle, LLC	Nevada	88-0239831
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	88-0329896
New York-New York Tower, LLC	Nevada	84-1646058
Park District Holdings, LLC	Nevada	80-0938347
Park Theater, LLC	Nevada	47-1777621
PRMA, LLC	Nevada	88-0430017
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	88-0325842
Project CC, LLC	Nevada	84-1669056
Ramparts, LLC	Nevada	88-0237030
Signature Tower I, LLC	Nevada	20-5382807
Signature Tower 2, LLC	Nevada	26-3300673
Signature Tower 3, LLC	Nevada	26-3300756
The Mirage Casino-Hotel, LLC	Nevada	81-1191306
The Signature Condominiums, LLC	Nevada	33-1129331
Tower B, LLC	Nevada	42-1747200
Tower C, LLC	Nevada	42-1747202
Vdara Condo Hotel, LLC	Nevada	20-8277206
Vendido, LLC	Nevada	45-4205677
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada	88-0346764
VidiAd	Nevada	88-0428375
Vintage Land Holdings, LLC	Nevada	20-8920761
Vintage Land Holdings II, LLC	Nevada	26-0181763

*	Each additional registrant is a direct or indirect subsidiary of MGM Resorts International. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120. The name, address, and telephone number of the agent for service for each additional registrant is John M. McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 20th day of February 2018.

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 23, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 23, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 20, 2018

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2017

($000’s)

12/31/2017
Assets
Cash and Balances Due From Depository Institutions	$19,469,911
Securities	111,520,538
Federal Funds	69,009
Loans & Lease Financing Receivables	279,502,730
Fixed Assets	4,583,971
Intangible Assets	12,895,144
Other Assets	27,984,526

Total Assets	$456,025,829
Liabilities
Deposits	$357,200,076
Fed Funds	926,018
Treasury Demand Notes	0
Trading Liabilities	1,102,222
Other Borrowed Money	31,004,180
Acceptances	0
Subordinated Notes and Debentures	3,300,000
Other Liabilities	14,979,001

Total Liabilities	$408,511,497
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	32,432,873
Minority Interest in Subsidiaries	796,344

Total Equity Capital	$47,514,332
Total Liabilities and Equity Capital	$456,025,829